GEOSPATIAL CORPORATION - 10-Q

Exhibit 32.1

CERTIFICATION PURSUANT TO TITLE 18, UNITED STATES CODE, SECTION 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Geospatial Corporation (the “Company”) on Form 10-Q for the period ending September 30, 2019 as filed with the Securities and Exchange Commission (the “Report”), I, David M. Truitt, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 18, 2019	By:	/s/ David M. Truitt
	Name:	David M. Truitt
	Title:	Chief Executive Officer (Principal Executive Officer)